UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2023, TriSalus Life Sciences, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”). Yorkville is a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey.

Pursuant to the Purchase Agreement, the Company shall have the right, but not the obligation, to sell to Yorkville up to $30,000,000 of common stock, par value $0.0001 per share of the Company (the “Common Stock”), at the Company’s request any time during the commitment period commencing on October 2, 2023 (the “Effective Date”) and terminating on the first day of the month following the 24-month anniversary of the Effective Date. Each issuance and sale by the Company to Yorkville under the Purchase Agreement (an “Advance”) is subject to a maximum limit equal to the greater of: (i) an amount equal to 100% of the average of the daily volume traded of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”) for the 10 trading days immediately preceding an Advance notice, or (ii) 1,000,000 shares of Common Stock.

The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on the Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance (the “Ownership Limitation”) or acquiring since the Effective Date under the Purchase Agreement more than 19.99% of the Company’s outstanding Common Stock, as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of shares of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (a) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., (b) the number of shares of Common Stock sold by Yorkville during such Pricing Period, or (c) 100,000 shares of Common Stock, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30.

Pursuant to the Purchase Agreement, the Company is required to register all shares which Yorkville may acquire. The Company agreed to file with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement (as defined in the Purchase Agreement) registering for resale all of the Common Stock that are to be offered and sold to Yorkville pursuant to the Purchase Agreement. The Company is required to have a Registration Statement declared effective by the SEC before it can sell any shares to Yorkville pursuant to the Purchase Agreement.

The Company has paid YA Global II SPV, LLC, a subsidiary of Yorkville, a structuring fee in the amount of $25,000 and has paid Yorkville a commitment fee in the amount of $300,000.

The foregoing is a summary description of certain terms of the Purchase Agreement. For a full description of all terms, please refer to the copy of the Purchase Agreement that is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Yorkville represented to the Company, among other things, that it is an institutional “accredited investor” as defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Yorkville in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

The board of directors of the Company (the “Board”) approved a warrant repurchase program, authorizing the Company to repurchase some or all of the Company’s outstanding publicly-held warrants to purchase shares of its common stock. The warrants were originally issued in the initial public offering of the Company’s predecessor entity, MedTech Acquisition Corporation. The Board authorized an aggregate expenditure of up to $4 million for such repurchases. The repurchases may be made from time to time in open market or privately negotiated transactions. The Company may adopt one or more purchase plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in order to implement the warrant repurchase program. The warrant repurchase program does not obligate the Company to purchase any warrants and may be terminated, increased or decreased by the Board in its discretion at any time.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding statements regarding the amount of shares of common stock the Company may issue to Yorkville pursuant to the Purchase Agreement, the amount of proceeds to be received by the Company from the sale of shares of common stock and related matters, the Company's potential repurchases of warrants to purchase shares of its common stock and related implementation plans. Forward-looking statements generally relate to future events and can be identified by terminology such as “may”, “could”, “plan”, “expect”, “intend”, “will”, “anticipate”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risks and uncertainties set forth or incorporated by reference in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Current Report on Form 8-K filed by the Company on August 16, 2023 and the Company's future filings from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements. The Company does not give any assurance that it will achieve its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Standby Equity Purchase Agreement, by and between TriSalus Life Sciences, Inc. and YA II PN, LTD.

104	Cover page Interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Sean Murphy
Chief Financial Officer

Dated: October 3, 2023